Cyalume Technologies Announces 2011 Fourth Quarter and Year-End Financial Results

West Springfield, Mass., April 16, 2012 – Cyalume Technologies Holdings, Inc. (OTCBB:CYLU) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2011. Cyalume reported 2011 revenues of $34.7 million, with net income of $0.3 million and fully diluted EPS of $0.02, compared to revenues of $38.0 million, net income of $2.6 million and fully diluted EPS of $0.15 for 2010. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains and losses, and certain one-time gains or expenses, totaled $6.9 million for the year, compared to $10.7 million for 2010.

Results for the full year were adversely impacted from reduced purchases of chemical light products by the U.S. Military due to a stocking level drawdown attributed to national budget issues and uncertainties.

For the fourth quarter of 2011, revenues were $8.3 million with a net loss of $1.1 million compared to revenues of $8.2 million with net income of $0.1 million for the fourth quarter of 2010.

Investor Conference Call

A live internet broadcast of Cyalume’s conference call discussing quarterly and year-end results can be accessed via the investor relations page on Cyalume web site at http://investor.cyalume.com/ on Tuesday, April 17, 2011 at 11:00 a.m. ET. To participate, callers should dial (877) 312-7507 or (253) 237-1164. Participants should ask for the "Cyalume Technologies Conference Call,” ID number: 63165293. A simultaneous webcast will also be available at:

http://investor.cyalume.com/eventdetail.cfm?eventid=111088

In addition, a replay of the conference call and transcript will be published shortly after the call on the investor relations page of the company website at: http://investor.cyalume.com/

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About Cyalume Technologies Holdings, Inc.

Cyalume Technologies designs and manufactures non-pyrotechnic tactical products and training solutions for the world's militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures all of its specialty chemical components for various markets. The company has strategic partnerships with Rheinmetall Waffe Munition, GmbH, General Dynamics, Fiocchi Ammunition and Nammo Talley.

The Cyalume Technologies Holdings, Inc. logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=8101

Forward-Looking Statements

This press release and the accompanying scheduled investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Cyalume Technologies Holdings, Inc.

Consolidated Statements of Income

(in thousands, except shares and per share information)

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2011	2010
Revenues	$34,703	$38,024
Cost of goods sold	18,568	18,857
Gross profit	16,135	19,167

Other expenses (income):
Sales and marketing	4,402	3,471
General and administrative	6,135	5,520
Research and development	1,888	1,663
Interest expense, net	2,330	2,559
Interest expense – related party	43	66
Amortization of intangible assets	1,805	1,794
Other income, net	(430)	(184)
Total other expenses	16,173	14,889

Income (loss) before income taxes	(38)	4,278
Provision for (benefit from) income taxes	(365)	1,665
Net income	$327	$2,613

Net income per common share:
Basic	$.02	$.17
Diluted	$.02	$.15

Weighted average shares used to compute net income per common share:
Basic	16,911,103	15,483,243
Diluted	18,470,638	16,806,275

Source: Financial statements from Form 10-K filed April 16, 2012.

Cyalume Technologies Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except shares and per share information)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash	$2,951	$4,086
Accounts receivable, net of allowance for doubtful accounts of $206 and $62, respectively	3,339	1,925
Inventories	11,393	9,920
Income taxes refundable	38	—
Deferred income taxes	386	931
Prepaid expenses and other current assets	559	429
Total current assets	18,666	17,291

Property, plant and equipment, net	10,417	8,509
Goodwill	55,329	51,244
Other intangible assets, net	22,007	20,912
Due from related party	3,721	—
Restricted cash	600	—
Other noncurrent assets	154	286
Total assets	$110,894	$98,242

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$1,592	$1,453
Accounts payable	1,948	2,185
Accrued expenses	2,179	2,362
Notes payable to related party	250	—
Current portion of capital lease obligation	43	—
Income tax payable	—	700
Total current liabilities	6,012	6,700

Notes payable, net of current portion	18,975	22,715
Notes payable due to related parties, net of current portion	—	1,131
Line of credit due to related party	755	—
Deferred income taxes	7,145	8,147
Contingent consideration	3,699	—
Derivatives	273	365
Asset retirement obligation	175	166
Capital lease obligation, net of current portion	30	—
Contingent legal obligation	3,627	—
Total liabilities	40,691	39,224

Commitments and contingencies	—	—

Stockholders' equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 18,311,228 and 15,748,570 issued and outstanding, respectively	18	16
Additional paid-in capital	100,334	89,452
Accumulated deficit	(29,453)	(29,780)
Accumulated other comprehensive loss	(696)	(670)
Total stockholders’ equity	70,203	59,018
Total liabilities and stockholders' equity	$110,894	$98,242

Source: Financial statements from Form 10-K filed April 16, 2012.

Cyalume Technologies Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$327	$2,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,150	833
Amortization	2,281	2,142
(Benefit from) provision for deferred income taxes	(1,267)	948
Stock-based compensation expense	1,207	1,181
Other non-cash expenses	304	315
Changes in operating assets and liabilities:
Accounts receivable	(1,115)	1,295
Inventories	(37)	(740)
Prepaid expenses and other current assets	(125)	2
Accounts payable and accrued liabilities	(1,008)	(561)
Restricted cash	150	—
Income taxes payable, net	(778)	976
Net cash provided by operating activities	1,089	9,004

Cash flows from investing activities:
Payments relating to business combinations, net of $222 cash acquired	(2,528)	—
Proceeds from disposal of long-lived assets	—	207
Purchases of long-lived assets	(1,323)	(1,626)
Net cash used in investing activities	(3,851)	(1,419)

Cash flows from financing activities:
Net repayment of line of credit	—	(3,200)
Proceeds from notes payable and warrants	—	7,942
Principal payments on notes payable	(1,753)	(9,890)
Payments to reacquire and retire common stock	(134)	—
Net payments of debt issue costs	—	(271)
Proceeds from issuance of common stock	3,432	—
Principal payments on capital lease obligations	(4)	—
Net cash provided by (used in) financing activities	1,541	(5,419)

Effect of exchange rate changes on cash	86	(83)
Net increase (decrease) in cash	(1,135)	2,083
Cash, beginning of period	4,086	2,003
Cash, end of period	$2,951	$4,086

Source: Financial statements from Form 10-K filed April 16, 2012.

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income to Adjusted Net Income

(in thousands)

(unaudited)

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2011	2010
Net income	$327	$2,613
Amortization of intangible assets	1,805	1,794
Adjusted net income	$2,132	$4,407

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2011	2010
Net income	$327	$2,613
Adjustments to arrive at EBITDA:
Interest expense, net	2,373	2,625
Provision for (benefit from) income taxes	(365)	1,665
Depreciation	1,150	833
Amortization of intangible assets	1,805	1,794
EBITDA	5,290	9,530
Adjustments to arrive at adjusted EBITDA:
Other one-time expenses (1)	1,577	1,155
Adjusted EBITDA	$6,867	$10,685

(1)	Non-cash stock-based compensation, foreign exchange (gains)/losses, amortization of inventory step-up and certain acquisition-related expenses.

Cyalume Technologies Holdings, Inc.

Condensed Consolidated Statements of Income

(in thousands, except shares and per share information)

(unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	December 31,	December 31,
	2011	2010
Selected Quarterly Financial Data
Revenues	$8,348	$8,165
Cost of goods sold	4,955	4,162
Gross profit	3,393	4,003
Total other expenses	4,317	3,831
Net income	$(1,133)	$92

Reconciliation of Net Income to Adjusted Net Income
Net income	(1,133)	92
Amortization of intangible assets	549	441
Adjusted net income	$(584)	$533

Reconciliation of Net Income to Adjusted EBITDA
Net income	(1,133)	92
Adjustments to arrive at EBITDA:
Interest expense, net	567	645
Provision for income taxes	209	80
Depreciation	331	256
Amortization of intangible assets	549	441
EBITDA	523	1,514
Adjustments to arrive at adjusted EBITDA:
Other one-time expenses (1)	480	249
Adjusted EBITDA	$1,003	$1,763

(1)	Non-cash stock-based compensation, foreign exchange (gains)/losses, amortization of inventory step-up and certain acquisition-related expenses.

Contact

Aimee Gordon

Investor Relations

413-386-3434

agordon@cyalume.com